Exhibit 10.7

CONTINUITY AGREEMENT

THIS CONTINUITY AGREEMENT (this “Agreement”) is made and entered into as of [_______], 2021 (the “Effective Date”) by and among [_______________] (the “Professional Company”), [____________], an individual licensed to practice medicine (“Owner”), and EBS Enterprises, LLC, a Delaware limited liability company (the “Management Company”, and, together with the Professional Company and Owner, the “Parties”).

RECITALS

A.       Owner owns and holds one hundred percent (100%) (the “Subject Interests”) of the issued and outstanding membership interests and any other equity interests of the Professional Company (“Equity Interests”), and the Professional Company and Owner desire to enter into this Agreement to provide for continuity in the ownership and operation of the Professional Company and patient care in conformity with applicable legal requirements, for the benefit of Owner, the Professional Company and its providers, patients, employees and other constituents.

B.       To facilitate such continuity, Owner and the Professional Company each desires that the Management Company assist the Professional Company and Owner as contemplated herein, as part of the administrative, business, management and back-office services provided by the Management Company under that certain Management Services Agreement, of even date herewith (as such may be amended, supplemented or restated from time to time, the “Management Services Agreement”), between the Professional Company and the Management Company, and the Management Company is willing to so assist the Professional Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.          Mutual Covenants Regarding Interests.

(a)         Interests. Owner represents and warrants to the other Parties that: (a) he or she owns all of the Subject Interests beneficially and of record, free and clear of all liens, security interests, pledges, mortgages, restrictions on transfer, rights of first refusal, voting trusts or agreements and other encumbrances (“Liens and Encumbrances”), other than under this Agreement and any restrictions on transfer under applicable state and federal laws; (b) the Subject Interests represent one hundred percent (100%) of the issued and outstanding Equity Interests of the Professional Company; (c) the Professional Company is a professional limited liability company, duly organized, validly existing and in good standing under the laws of the State of [___________] (the “State”); and (d) Owner and the Professional Company each has full and unrestricted right, power, legal capacity and authority to execute, deliver and perform under this Agreement and to sell, transfer, assign and deliver the Subject Interests as provided herein.

(b)         Restrictions on Transfer. Except as provided in this Agreement or a Transfer to the Professional Company upon the occurrence of a Succession Event (as defined below), Owner agrees that he or she shall not transfer, alienate, sell, assign, pledge or otherwise dispose of or encumber (collectively, “Transfer”) all or any part of the Subject Interests or any economic interest therein, whether voluntarily or involuntary, whether for or without consideration (nor agree to do any of the foregoing). Upon the occurrence of a Succession Event (as defined below), Owner (or, as applicable, his or her Successor(s)) will hold the Subject Interests in trust for the benefit of the Successor-Owner (as defined below). Owner acknowledges and agrees that the restrictions on Transfer set forth in this Agreement are imposed to accomplish legitimate purposes of Owner and the Professional Company, and that such restrictions are not more restrictive than necessary to accomplish such purposes. The Professional Company and Owner shall not amend, supplement or restate the Professional Company’s articles of organization or incorporation, bylaws or operating agreement or other governing or organizational documents, as applicable, in any manner that would conflict with the provisions of this Agreement and the restrictions on Transfer and other Transfer provisions herein.

(c)       Prohibited Transfers. Any purported or attempted Transfer of any Subject Interests other than as provided in this Agreement (a “Prohibited Transfer”) shall be invalid and void ab initio as a Transfer of such Subject Interests and the Professional Company shall not permit such Transfer or recognize on its books or records such Transfer; provided, however, that if the Professional Company is required by law to recognize any Prohibited Transfer, the transferee shall be a mere holder of such Transferred Subject Interests, and shall be subject to the provisions of this Agreement, and shall not have the right to vote or exercise any other rights of a member of the Professional Company except as required by applicable law, and any distributions with respect to such transferable Subject Interests may be applied (without limiting any other legal or equitable rights of the Professional Company or other equityholders of the Professional Company) towards the satisfaction of any debts, obligations, or liabilities for damages that the transferor or transferee of such rights may have to the Professional Company or other owners or equityholders of the Professional Company. If Owner engages or attempts to engage in a Prohibited Transfer, he or she or it shall indemnify and hold harmless the Professional Company, any other owners or equityholders of the Professional Company and the Management Company and its affiliates from all cost, liability and damage that any of such indemnified Persons may incur (including, without limitation, reasonable attorneys' fees) as a result of such Prohibited Transfer or attempted Prohibited Transfer and the enforcement of this indemnity.

(d)       Restrictions on Issuance. Except as provided in this Agreement, the Professional Company agrees that it will not issue, sell or deliver any Interests, or any options, warrants, rights or other securities exercisable for, convertible into or exchangeable for any Interests or other equity interests of the Professional Company, nor merge or consolidate with any other Person, or agree to do any of the foregoing. Any issuance or purported issuance made in violation or breach of any provision of this Agreement is void ab initio, and the Professional Company shall not recognize on its books or records any issuance that violates any provision of this Agreement.

(e)       Maintaining Existence. Owner will use commercially reasonable efforts to cause the Professional Company to be maintained in existence and in good standing as a professional limited liability company under the laws of the State and qualified to do business in each other state or other jurisdiction in which the Professional Company conducts business, and Owner and the Professional Company each will use his, her or its commercially reasonable efforts to maintain and preserve the business and goodwill of the Professional Company.

(f)        Legend. Owner and the Professional Company each acknowledge that the certificates, if any, representing the Subject Interests, if applicable, shall contain a legend referencing the restrictions on the Transfer of such Subject Interests imposed by this Agreement, in addition to any other legend required by applicable law. All the Subject Interests shall be held subject to the provisions of this Agreement regardless of whether the Subject Interests are certificated or not, and whether any such certificate bears such legend, a similar legend or no legend at all. Such legend shall be substantially in the form of following:

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER IMPOSED BY APPLICABLE STATE AND FEDERAL LAW AND BY THE TERMS OF A CONTINUITY AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE COMPANY AND AVAILABLE WITHOUT CHARGE), AND NO TRANSFER OF THE MEMBERSHIP INTEREST REPRESENTED HEREBY OR OF ANY INTERESTS ISSUED IN EXCHANGE THEREFOR SHALL BE VALID OR EFFECTIVE UNTIL THE TERMS AND CONDITIONS OF SUCH LAWS AND SUCH AGREEMENT SHALL HAVE BEEN FULFILLED IN THE JUDGMENT OF THE COMPANY.

2.        Additional Equityholder.

(a)       The Professional Company and Owner desire to add an additional equityholder of the Professional Company who could share the duties and responsibilities associated with being an equityholder of the Professional Company and in order to facilitate the continuity of the Professional Company and its operations and patient care. The Management Company agrees that, during the term and subject to the terms and conditions of the Management Services Agreement, the Management Company will reasonably assist the Professional Company in identifying an individual who is licensed to practice medicine in the State or otherwise eligible to be an equityholder of the Professional Company and who is willing to become an equityholder of the Professional Company (such individual, the “Additional Equityholder”). Such individual would become an equityholder of the Professional Company by executing and delivering each of (i) a Subscription Agreement with Practice Entity in substantially the form and substance of Exhibit A hereto (the “Subscription Agreement”), whereby he or she shall subscribe to purchase Equity Interests of the Practice Entity on the terms and conditions therein, (ii) a Continuity Agreement in substantially the form and substance of this Agreement (the “Additional Owner Continuity Agreement”), (iii) a written joinder to the Operating Agreement (as defined below) (the “Joinder”), whereby such Additional Equityholder shall become bound by and a party to such Operating Agreement as a “member” thereunder on the same basis and subject to the same terms and conditions as Owner, and (iii) remitting to the Professional Company a total purchase price of One Hundred Dollars ($100.00).

(b)       If the Management Company notifies the Professional Company of an individual who is licensed to practice medicine in the State or otherwise eligible to be an equityholder of the Professional Company and who is willing to become an equityholder of the Professional Company, the Professional Company will (immediately upon the execution and delivery by such individual of the Subscription Agreement, the Joinder, the Additional Owner Continuity Agreement, and payment by or on behalf of such individual of the One Hundred Dollar ($100.00) purchase price under the Subscription Agreement) issue to such individual unrestricted units representing a membership interest of the Professional Company of the same class, series and amount as the units of membership interest held by Owner, and such individual will be immediately appointed to the board of managers of the Professional Company and, if requested by such individual, as a Vice President of Professional Company with all rights and authority associated therewith.

3.       Successor-Owner. The Professional Company and Owner desire that, upon the occurrence of a Succession Event, in order to facilitate the continuity of the Professional Company and its operations and patient care, all of the Subject Interests of Owner would be transferred to a Successor-Owner who could take on duties and responsibilities attendant to being a member of the Professional Company. The Parties agree that, during the term of the Management Services Agreement, the Management Company will use commercially reasonable efforts to identify, on behalf of Owner and the Professional Company, an individual person who is licensed to practice medicine or otherwise eligible to hold the Subject Interests under applicable law and is willing to become a member of the Professional Company and accept ownership of the Subject Interests upon the occurrence of a Succession Event (such person, the “Successor-Owner”).

4.          Transfer of Interests in Certain Events. The Professional Company and Owner each desires to provide for an orderly Transfer of the Subject Interests in the event that certain events occur that could jeopardize the continuation of the Professional Company and its practice. Accordingly, the Parties agree to the following:

(a)         Automatic Succession Events. All of the Subject Interests held by Owner shall be deemed to have been transferred to the Successor-Owner, without further action by Owner or the Professional Company, automatically and immediately upon the occurrence of an Automatic Succession Event; provided, however, that until the Successor-Owner shall have been identified pursuant to Section 3, Owner shall continue to hold such Subject Interests in trust for the benefit of the Successor-Owner. For purposes of this Agreement, “Automatic Succession Event” means, with respect to Owner, any of the following:

(i)       Owner’s death;

(ii)       Owner becoming disqualified under the laws of the State or other applicable law or the governing or organizational documents of the Professional Company to be a member or shareholder, as applicable, of the Professional Company;

(iii)       termination of Owner’s employment or engagement with the Professional Company or the Management Company, whether voluntary or involuntary;

(iv)       Owner’s license to practice medicine in the State is revoked, terminated, cancelled or relinquished for any reason;

(v)       Owner becoming excluded, debarred, terminated or suspended from participation in Medicare, Medicaid, Medicaid waiver, CHIP, TRICARE or any other federal health care program or Owner commits an offense or engages in conduct for which such Owner is required to be excluded, debarred, terminated or suspended from participation in Medicare, Medicaid, Medicaid waiver, CHIP, TRICARE or any other federal health care program;

(vi)       the filing of a petition under the bankruptcy laws of the United States or any state with respect to Owner, an assignment by such Owner for the benefit of creditors, or a receiver or trustee of such Owner’s rights or interests becoming appointed pursuant to any judicial proceeding;

(vii)       Owner’s commission of, becoming indicted or arraigned for, convicted of, or pleading guilty or no contest to, any felony or any misdemeanor offense involving moral turpitude;

(viii)       the assertion or filing by or on behalf of Owner of any petition, pleading, notice, document or statement causing or intended or reasonably expected to cause a judicial, administrative, voluntary or involuntary dissolution of the Professional Company, or a challenge or judicial, arbitral, administrative or other review or challenge to the enforceability, validity or legality of this Agreement, the Management Services Agreement or any credit and security agreement, license agreement or any other ancillary agreement related thereto, or any of the arrangements or agreements contemplated herein or therein, or any portion thereof;

(ix)       Owner becoming adjudicated incompetent by any court of competent jurisdiction;

(x)       any order being entered, or any settlement being reached, in any proceedings regarding the division of Owner’s property pursuant to a divorce or separate maintenance action, that awards or purports to award any ownership of or interest in any of Subject Interests owned or held by Owner to any Person; and/or

(xi)       any Transfer or attempted or purported Transfer of the Subject Interests or any portion thereof by Owner, or any other Person, to any Person, whether voluntarily or involuntarily, by operation of law or in connection with a bankruptcy, insolvency or foreclosure proceeding, divorce or marital dissolution or otherwise.

(b)        Additional Succession Events. All of the Subject Interests held by Owner shall be deemed to have been transferred to the Successor-Owner without further action by Owner or the Professional Company, automatically and immediately upon the occurrence of both (x) any of the following events (each an “Additional Succession Event” and, together with the Automatic Succession Events, the “Succession Events”), and (y) designation of the Successor-Owner on behalf of the Professional Company pursuant to Section 3:

(i)       Owner’s breach of any provision of this Agreement;

(ii)       Owner’s commission of, becoming indicted or arraigned for, convicted of, or pleading guilty or no contest to, any criminal offense (other than minor traffic offenses or, as addressed in subsection (a) above, any felony or any misdemeanor offense involving moral turpitude);

(iii)       Owner’s gross negligence, willful misconduct, fraud, misappropriation, embezzlement or theft with respect to the Professional Company or the Management Company or its affiliates, or Owner’s conduct, action, communication, harassment, discrimination or failure to act that is injurious, disruptive or detrimental to the Professional Company or its practice or operations or the provision of services to the Professional Company under the Management Services Agreement;

(iv)       Owner’s license to practice medicine in the State or any other jurisdiction being suspended, limited or placed on probationary status for any reason, or Owner’s license to practice medicine in any jurisdiction other than the State is revoked, terminated, cancelled or relinquished for any reason;

(v)       Owner’s disability or incapacity; and/or

(vi)       breach by the Professional Company of the Management Services Agreement or termination of the Management Services Agreement.

(c)       Notice of Succession Event. If any Succession Event described in this Section 3 shall occur, Owner (or, as applicable, his or her Successor), shall promptly give written notice of such Succession Event to the Professional Company and the Management Company, including, in reasonable detail, the circumstances of such Succession Event.

(d)       Effectuation of Transfer; Delivery of any Certificates.

(i)       Notwithstanding anything to the contrary herein, upon the occurrence of an Automatic Succession Event, or an Additional Succession Event and designation of the Successor-Owner pursuant to Section 3, (A) all of the Subject Interests held by Owner will be automatically and immediately transferred, or deemed to be transferred, to the Successor-Owner (and, with respect to an Automatic Succession Event, held in trust for the benefit of the Successor-Owner until the Successor-Owner shall have been designated pursuant to Section 3); (B) upon such transfer, the Owner shall immediately resign, and shall hereby be deemed to have immediately resigned as a director, manager and officer, as applicable, of the Professional Company; and (C) Owner, and any purported transferee of such Subject Interests (other than the Successor-Owner), will no longer have any rights as a holder of such Subject Interests and will not have and may not exercise any voting, economic or other rights or interests in the Professional Company or such Subject Interests (other than the right to receive payment of the Purchase Price, as defined below, in accordance with this Agreement). The Successor-Owner shall have from and after such transfer all ownership and voting rights as to such Subject Interests in accordance with this Agreement, irrespective of whether or not the Successor-Owner receives any certificate for such Subject Interests or assignment documentation and/or the Owner (or his or her Successor, as applicable) receives payment of the Purchase Price (as defined below) for such Subject Interests, or any other act or matter.

(ii)        Upon such transfer of the Subject Interests to the Successor-Owner, and the execution and delivery by such individual of a continuity agreement, and, if applicable, a consent and acknowledgement of spouse, in form and substance substantially similar to this Agreement and the attached Spousal Consent, such individual will be immediately appointed to the board of managers of the Professional Company and as an officer of the Professional Company with all rights and authority associated therewith.

(iii)       Owner, on his or her own behalf and on behalf of his or her Successor(s), hereby agrees promptly to take such steps and execute and deliver an assignment agreement and such other documents, representations and warranties and stock powers as the Successor-Owner or, as attorney-in-fact, the Management Company may reasonably request to effect any transfer or closing thereof contemplated by this Agreement. Upon the transfer or at the closing thereof as contemplated in this Agreement, Owner (or, as applicable, his or her Successor(s)) shall promptly deliver or cause to be delivered to the Successor-Owner all certificates (if any) representing the Subject Interests, with each certificate endorsed in blank for transfer.

(e)       Purchase Price. The purchase price for all of the Subject Interests of Owner if and when transferred to the Successor-Owner hereunder (the “Purchase Price”) shall be a total of One Hundred Dollars ($100). Payment of the Purchase Price shall be made by the Successor-Owner to Owner (or, as applicable, his or her Successor), within thirty (30) days following the transfer of such Subject Interests to the Successor-Owner. Owner’s (or, as applicable, his or her Successor’s) only remedy for the failure of the Successor-Owner to pay the Purchase Price for such Subject Interests shall be money damages, and in no way shall such failure jeopardize the temporary or permanent transfer of any rights as to the Subject Interests.

(f)       Attorney-in-Fact. To facilitate the transfers contemplated in this Agreement, the Professional Company and Owner, on behalf of such Party and its or his or her successors, estate and assigns, hereby appoints the Management Company as such Party’s and its or his or her successors’, estate’s and assigns’ attorney-in-fact with full power and authority to do all things necessary to effectuate any transfers to the Successor-Owner under this Agreement, which shall survive Owner’s death, disability or incapacity.

(g)        Acknowledgment. Each of the Professional Company and Owner acknowledge and agree that:

(i)       the Management Company is serving as attorney-in-fact and providing assistance and services under this Agreement at the request of the Professional Company and

Owner and for the limited purpose set forth herein in furtherance of the administrative and business support services provided by the Management Company under the Management Services Agreement;

(ii)       the Professional Company, Owner and the Professional Company’s providers are solely in control of the medical practice owned and operated by the Professional Company and are solely responsible for the practice of medicine therein;

(iii)       nothing in this Agreement is intended, nor shall be construed, to permit the Management Company to practice medicine, control the Professional Company or its medical practice or interfere with or control the independent professional judgement of Owner or any other physicians or healthcare professional, or take any action that is prohibited by applicable law;

(iv)       the non-clinical administrative, management, business and back-office support services provided by the Management Company under the Management Services Agreement allow the Professional Company, Owner and the Professional Company’s physicians to focus more fully on the practice of medicine and provision of medical services to patients, such non-clinical services are integral to the Professional Company’s business operations, and the disruption of or interference with such non-clinical services by or on behalf of Owner would be harmful to the Professional Company and its patients; and

(v)       the transfer of the Subject Interests from Owner to a Successor-Owner following the occurrence of a Succession Event in accordance with this Agreement would provide continuity in the Professional Company’s operations and patient care and would not unreasonably disrupt the Professional Company’s relationship with or ability to safely, effectively and efficiently treat its patients and bill for services rendered and products provided (it being specifically agreed that any such disruption is outweighed by the benefits to the Professional Company and its medical practice, providers and patients of such transfer of the Subject Interests to a Successor-Owner).

5.       Consent of Spouse. If Owner is married on the date of this Agreement, then Owner’s spouse shall concurrently herewith execute and deliver a Consent and Acknowledgment of Spouse (“Spousal Consent”) in substantially the form and substance of Exhibit B to this Agreement, to acknowledge that the spouse’s community property interest, if any, in the Subject Interests of Owner is subject to this Agreement. If Owner marries or remarries subsequent to the date of this Agreement, then within thirty (30) days thereafter such new spouse shall make such acknowledgement by executing and delivering a Spousal Consent. This Agreement shall not be deemed to confer or convey to any such spouse any rights in any of the Subject Interests that do not otherwise exist by operation of law.

6.       After Acquired Interests. Upon any dividend, distribution, split or reverse split, recapitalization, reorganization, business combination or other change affecting the Professional Company’s outstanding Equity Interests pursuant to which any new, substituted or additional Interests or other equity interests are issued to Owner by reason of any such event or transaction, or any other issuance or transfer of Subject Interests or other Equity Interests or equity interests of the Professional Company to Owner, such Interests or other equity interests shall be automatically and immediately deemed subject to this Agreement and included within the definition of the “Subject Interests” of Owner for purposes of this Agreement.

7.       Term. The term of this Agreement shall commence as of the date hereof and shall terminate upon the occurrence of any of the following events: (i) written agreement to terminate this Agreement signed by or on behalf of each Party; (ii) the twenty-one (21) year anniversary of the death of Owner; or (iii) with respect to the Management Company, upon at least thirty (30) days prior written notice of such termination to the Professional Company.

8.       No Payment for Referrals; No Partnership. The Purchase Price to be paid to Owner hereunder represents the Parties’ negotiated agreement as to the fair market value of the Subject Interests and is not in any way related to or dependent upon referrals by, between or among any person. The relationship created by this Agreement is not intended to be, shall not be deemed to be, and shall not be treated as a partnership or joint venture among or between the Parties.

9.       Miscellaneous.

(a)       Notices. All notices and other communications required or permitted under this Agreement (i) must be in writing, (ii) will be duly given (A) when delivered personally to the recipient or sent to the recipient by facsimile (with delivery confirmation retained) or (B) one (1) Business Day after being sent to the recipient by nationally recognized overnight private carrier (charges prepaid) and (iii) addressed as follows (as applicable):

If to the Professional Company:	If to the Management Company:
[____________] [____________] [____________] Attn: [_______________]	EBS Enterprises, LLC 436 N. Bedford Drive, Suite 304 Beverly Hills, CA 90210 Attn: [_______________]

or to such other respective address as each Party may designate by notice given in accordance with this Section 9(a).

(b)       Entire Agreement. This Agreement (together with Management Services Agreement) constitutes the complete agreement and understanding among the Parties regarding the subject matter of this Agreement and supersedes any prior understandings, agreements or representations regarding the subject matter of this Agreement.

(c)       Amendments. The Parties may amend this Agreement only pursuant to a written agreement executed by the Parties.

(d)       Non-Waiver. The Parties’ respective rights and remedies under this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. No waiver given will be applicable except in the specific instance for which it was given. No notice to or demand on a Party will constitute a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

(e)       Assignment. The Parties may not assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement, without the prior written consent of the Management Company and the Professional Company; provided, however, that the Management Company may freely assign this Agreement or any rights under this Agreement, or delegate any duties under this Agreement without the Professional Company’s and Owner’s consent (i) to any affiliate or subsidiary of the Management Company, (ii) as a collateral assignment to the Management Company’s lenders or (iii) to any Person (A) into which the Management Company merges or consolidates, (B) acquiring all or substantially all of the Management Company’s assets, or (C) acquiring control of the Management Company by equity, stock or membership interest purchase.

(f)       Binding Effect; Benefit. This Agreement will inure to the benefit of and bind the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, may be construed to give any Person other than the Parties and their respective successors and permitted assigns any right, remedy, claim, obligation, or liability arising from or related to this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns.

(g)       Severability. If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(h)       Changes in Law. If there is a change in any applicable law or the interpretation or application thereof, or the adoption, enactment, promulgation, issuance, rendering or interpretation or application of any new applicable law, any of which adversely affects or are reasonably likely to adversely affect the manner in which either Party may perform or which makes or will make this Agreement or the arrangements hereunder unlawful or illegal, or if any Party provides in good faith to the other Parties a written opinion from legal counsel experienced in construing contracts such as this Agreement that any provision of this Agreement violates or could reasonably be determined to violate such laws, then the Management Company will propose a written amendment to or restatement of this Agreement or a new service arrangement pursuant to this Agreement, the purpose and substance of which will be modification of only such provision or provisions so that this Agreement, as modified, complies with the applicable law, interpretation or application, and continues to reflect, as nearly as possible, the economic arrangements and position of the Parties under this Agreement. If the Parties are unable to resolve the matter through good faith negotiations within sixty (60) days thereafter, then any Party may initiate the dispute resolution procedures set forth in Section 9(l) or the Management Company may elect to terminate this Agreement upon prior written notice to the Professional Company.

(i)       References. The headings of Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. Unless otherwise provided, references to “Section(s)” and “Exhibit(s)” refer to the corresponding section(s) and exhibit(s) of this Agreement. Reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date.

(j)       Construction. Each Party participated in the negotiation and drafting of this Agreement, assisted by such legal and tax counsel as it desired, and contributed to its revisions. Any ambiguities with respect to any provision of this Agreement will be construed fairly as to all Parties and not in favor of or against any Party. All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require. The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause.

(k)       Governing Law; Venue; Attorneys’ Fees. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Subject to the provisions of Section 9(l) hereof, all actions, suits or other proceedings with respect to this Agreement will be brought only in a court of competent jurisdiction sitting in the State of Delaware. In any civil action, arbitration or other proceeding brought to enforce the terms hereof, or to redress a breach of a term hereof, the more prevailing Party will be entitled to payment from the less-prevailing Party of its reasonable attorneys’ fees and expenses in addition to any damages or other relief to which it may become entitled.

(l)       Dispute Resolution. Except as expressly provided below in this Section 9(l), any dispute, claim or controversy between the Parties arising out of or relating to this Agreement or any of the other agreements referenced herein or any of the arrangements contemplated herein or therein, whether arising in contract, tort or by statute or other Law, including but not limited to controversies or claims that arise out of or relate to this Agreement and any dispute or claim concerning the existence, validity, enforceability, interpretation, performance, breach or termination of this Agreement or such other agreements or arrangements and all claims of arbitrability (any of the foregoing, a “Dispute”) will, unless resolved by mutual written agreement of the Parties, be resolved exclusively as follows:

(i)       Upon the written demand of either Party, the Dispute will be submitted to mediation administered by the American Health Lawyers Association or its successor (“AHLA”) in accordance with its rules for mediation. Representatives of the Parties with authority to settle the Dispute will participate in the mediation. The mediator will be selected and appointed in accordance with such AHLA rules, and the mediation will be conducted in New York, New York. Each Party may be represented by one or more attorneys or other selected representative(s) of its choice. Each Party will bear and pay equally the fees and expenses of AHLA and the mediator associated with the mediation, and each such Party will bear its own attorneys’ fees, costs and other expenses in connection with the mediation (except as may be otherwise mutually agreed upon in writing).

(ii)       If no amicable resolution or settlement of the Dispute is reached during the mediation process within sixty (60) days after it commences, then upon the written demand of either Party, the Dispute will be submitted to final and binding arbitration, which will be conducted expeditiously and completed within one hundred twenty (120) days after being submitted for arbitration. The arbitration will be governed by the Federal Arbitration Act (9 U.S.C. §§ et seq.). Unless otherwise agreed in writing by the Parties, the arbitration will be administered by the AHLA and conducted by a single arbitrator in accordance with the AHLA Rules of Procedure for Commercial Arbitration then in effect. The arbitrator will be selected and appointed in accordance with such AHLA rules, and the arbitration will be conducted in New York, New York. Each Party may be represented by one or more attorneys or other selected representative(s) of its choice. Each Party will bear and pay equally the fees and expenses of AHLA and the arbitrator associated with the arbitration, and each such Party will bear its own attorneys’ fees, costs and other expenses in connection with the arbitration, except as may be otherwise awarded by the arbitrator as contemplated in Section 9(k). The arbitration award will be final and binding, and judgment on it may be entered by any court of competent jurisdiction. If the arbitrator determines that this Agreement or any part thereof (whether this Agreement itself or together with the other relationships between or involving the Parties) is illegal, invalid, unenforceable, void or voidable, then the arbitrator will determine and effectuate an equitable modification of this Agreement that complies with applicable law and that approximates as closely as possible the economic arrangements and position of the Parties hereunder.

(iii)       All privileges under applicable law, including attorney-client and work-product privileges, will be preserved and protected to the maximum extent that such privileges would be protected in a federal or state court proceeding applying Delaware law. The arbitration proceedings and arbitration award will be maintained by the Parties as strictly confidential, except as is otherwise required by court order or as is necessary to confirm, vacate or enforce the award and for disclosure to the respective officers, directors, managers, employees, equityholders, attorneys, accountants, lenders, acquirers and prospective lenders and acquirers (and advisors of the foregoing) of the Parties. The provisions of this Section 9(l) will survive expiration or other termination of this Agreement regardless of the cause of such expiration or termination. This Section 9(l) will not preclude the Management Company from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, preliminary injunction, injunction, specific performance or other equitable relief to remedy any breach or to enforce applicable terms of this Agreement to compel mediation or arbitration or upon the occurrence of (i) a breach or threatened breach of this Section 9(l) or any covenants in this Agreement, or (ii) any attempted assignment of the Professional Company’s Subject Interests or interests in this Agreement in breach of the provisions of this Agreement.

(m)       Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY DISPUTE, SUIT, ACTION, ARBITRATION OR PROCEEDING IN CONNECTION WITH ANY MATTER RELATING TO THIS AGREEMENT.

(n)       Counterparts. The Parties may execute this Agreement in multiple counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement. The Parties may deliver executed signature pages to this Agreement by facsimile or e-mail transmission. No Party may raise as a defense to the formation or enforceability of this Agreement (and each Party forever waives any such defense) any argument based on either (i) the use of a facsimile or email transmission to deliver a signature or (ii) the fact that any signature was signed and subsequently transmitted by facsimile or email transmission.

(o)       Enforceability. The Parties have carefully structured this Agreement and the arrangements hereunder to comply with applicable Laws, and have consulted to their satisfaction with their respective legal counsel in connection herewith. Each Party acknowledges and agrees that this Agreement and such arrangements are valid, legal and enforceable obligations of such Party, and each Party agrees that it will not make, assert, maintain or initiate, nor cause to be made, asserted, maintained or initiated, any claim, charge, demand, action, arbitration or proceeding of any type, the basis of which is, in whole or in part, that this Agreement or any other agreement referenced or contemplated herein or any portion hereof or thereof, or the relationships or arrangements created hereby or thereby, is illegal, invalid or unenforceable, or that the Purchase Price is unreasonable or unlawful or does not represent fair market value for the Subject Interests. If a Party or Parties take any action which is inconsistent with the preceding sentence, then such Party or Parties will pay all losses, damages, costs, fees and expenses (including reasonable attorneys’ fees) incurred by the other Party or Parties, including in defending or responding to such claim, charge, demand, action, arbitration or proceeding, which payment will be made promptly to such other Party or Parties upon their respective request.

(p)       Inconsistencies with Operating Agreement. Notwithstanding anything in this Agreement to the contrary, to the extent there are any inconsistencies between this Agreement and the Operating Agreement with respect to the transfer of the Subject Interests upon the occurrence of an Automatic Succession Event or an Additional Succession Event: (i) during any period that there is only one member of the Professional Company, this Agreement shall control; and (ii) during any period that there is more than one member of the Professional Company and such members are subject to the Operating Agreement in the form and substance attached hereto as Exhibit C (the “Operating Agreement”), the Operating Agreement shall control.

[The remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed and delivered or caused to be executed and delivered this Agreement as of the day and year first written above.

PROFESSIONAL COMPANY:

[________________]

By:
Name: [_________________]
Title: Sole Member

OWNER:

[____________________]

MANAGEMENT COMPANY:

EBS Enterprises, LLC, a Delaware limited liability company

By:
Name: [___________________]
Title: [___________________]

[Signature Page to Continuity Agreement]

EXHIBIT A

SUBSCRIPTION AGREEMENT

See attached.

EXHIBIT B

CONSENT AND ACKNOWLEDGEMENT OF SPOUSE

The undersigned, the spouse of ___________________, an individual licensed to practice (“Owner”), joins in the execution of that certain Continuity Agreement, dated as of [___________] (the “Continuity Agreement”), by and among Owner, [_______________] (the “Professional Company”), and EBS Enterprises, LLC, a Delaware limited liability company or its permitted assignee (the “Management Company”), to evidence such spouse’s (i) acknowledgement that such spouse has reviewed the terms and conditions of the Continuity Agreement and consulted with legal, accounting, tax and other advisors to such spouse’s satisfaction, (ii) agreement that such spouse’s community interest, if any, in and to the Subject Interests (as defined in the Continuity Agreement) held by Owner is subject to and bound by the terms and conditions of the Continuity Agreement in all respects, and (iii) acknowledgement that the Continuity Agreement shall not be deemed to confer or convey to such spouse any rights in any of the Subject Interests that do not otherwise exist by operation of law.

Acknowledged and Agreed as of
, 2021
Name: